SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  June 29, 2007
                                  -------------

                Date of Report (Date of earliest event reported)

                        First Chester County Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)



   Pennsylvania                       0-12870                23-2288763
   ------------                       -------                ----------
  (State or other jurisdiction of    (Commission            (I.R.S. Employer
   incorporation)                     File Number)           Identification No.)



                9 North High Street, West Chester, Pennsylvania
                -----------------------------------------------
                    (Address of principal executive offices)



                                 (484) 881-4000
                                 --------------

              (Registrant's telephone number, including area code)


                         -----------------------------
                        (Former name or former address,
                         if changed since last report.)

Item 2.03  Creation of a Direct Financial Obligation.

On June 29, 2007, First Chester County Corporation (the "Corporation") issued $5,155,000 of junior subordinated deferrable interest debentures (the "debentures") to First Chester County Capital Trust III, a newly formed Delaware statutory trust (the "Trust") in connection with the issuance by the Trust of $5,000,000 of its preferred securities and $155,000 of its common securities. The debentures mature in 2037 and bear an interest rate of 3 month LIBOR plus 140 basis points, payable quarterly. The debentures are callable at par on or after any interest payment date beginning on September 1, 2012. The proceeds of this issuance will be used by the Corporation to fund an early redemption of existing debentures that were originally issued in 2002 to First Chester County Capital Trust I. The face amount of these debentures is $5,155,000 and they bear an interest rate of LIBOR plus 365 basis points. These debentures will be called on July 7, 2007. Call notification has been given to the trustee and preferred security holders.




                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 2, 2007                         FIRST CHESTER COUNTY CORPORATION


                                                  By:   John Balzarini
                                                  ------------------------------
                                                  Name: John Balzarini
                                                  Title: Chief Financial Officer